UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, SusGlobal Energy Corp. (the "Company") issued promissory notes on October 29, 2021, March 3, 2022, and March 7, 2022 (collectively, the "Promissory Notes"). The October 29, 2021 promissory note was in the principal amount of $1,471,000 and the March 3, 2022 and March 7, 2022 promissory notes were in a total principal amount of $2,400,000.

As also previously disclosed, on August 16, 2022, the Company was sent a notice of default from each holder of these Promissory Notes.  The defaults were caused by the Promissory Notes not being repaid on or before the August 15, 2022 maturity date of each of the Promissory Notes. The notices of default allowed for a cure period of 5 trading days.

On September 15, 2022, the Company and the holders entered into an Amendment to the Promissory Notes (the "Amendment") which served as a cure to the previously issued default notices.

Pursuant to the Amendment, the parties agreed that the outstanding principal amount of each Promissory Note increased by ten (10%) percent. The October 29, 2021 promissory note now has a principal amount of $1,618,100 and the March 3, 2022 and March 7, 2022 promissory notes now have a total principal amount of $2,640,000.

The parties further agreed that the Maturity Date for each Promissory Note was extended to November 15, 2022 and, subject to certain conditions, the Maturity Date would be automatically extended to January 15, 2023 provided that the holders do not notify the Company in writing prior to the Maturity Date that the automatic extension of the Maturity Date has been cancelled.

The Company agreed to use its best efforts to promptly facilitate the conversion of the Promissory Note into shares of the Company's common stock.

With regard to the October Promissory Note, the holder agreed to not convert more than $100,000 in any one conversion notice and the holder agreed not to issue an additional conversion notice unless and until any previously issued conversion shares have been sold by the holder, or exceed 10% of the daily trading volume in selling the Company’s shares. In the event that the October Promissory Note is fully converted and the conversion shares sold, thereafter, the March Promissory Notes may both be converted at the holders’ discretion on a pari-passu basis; provided, however, that no conversion request shall exceed $50,000 for each March Promissory Note and each holder shall not sell more than 5% of the daily trading volume in selling the Company’s shares.

The foregoing description of the terms of the Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 4.1 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Amendments to OID Convertible Promissory Notes, dated September 15, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: September 21, 2022	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer